Exhibit 10g







                            1997 AMENDED AND RESTATED
                       CHIQUITA BRANDS INTERNATIONAL, INC.
                            DEFERRED COMPENSATION PLAN



                         Effective as of January 1, 1997








                            1997 Amended and Restated
                       Chiquita Brands International, Inc.
                            Deferred Compensation Plan

                                TABLE OF CONTENTS

   Section                                                                Page


   1.    Establishment and Purpose . . . . . . . . . . . . . . . . . . . .   1

   2.    Plan Objectives . . . . . . . . . . . . . . . . . . . . . . . . .   1

   3.    Definitions . . . . . . . . . . . . . . . . . . . . . . . . . .   1-3

   4.    Eligibility . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

   5.    Participation . . . . . . . . . . . . . . . . . . . . . . . . . .   3

   6.    Deferred Compensation Account . . . . . . . . . . . . . . . . . .   3

   7.    Deferral Sources and Matching Contributions . . . . . . . . . .   3-4

   8.    Deferral Term . . . . . . . . . . . . . . . . . . . . . . . . . .   4

   9.    Interest Indices  . . . . . . . . . . . . . . . . . . . . . . . .   5

   10.   Payment Form and Method . . . . . . . . . . . . . . . . . . . . .   5

   11.   Account Statement . . . . . . . . . . . . . . . . . . . . . . . .   5

   12.   Account Distribution  . . . . . . . . . . . . . . . . . . . . . .   5

   13.   Hardship Distributions  . . . . . . . . . . . . . . . . . . . . .   6

   14.   Beneficiary Designation . . . . . . . . . . . . . . . . . . . . .   6

   15.   General Provisions  . . . . . . . . . . . . . . . . . . . . . .   6-7

                            1997 Amended and Restated
                       Chiquita Brands International, Inc.
                            Deferred Compensation Plan
                           (effective January 1, 1997)

   1.    Establishment and Purpose

         1.1 Effective January 1, 1997, Chiquita Brands International, Inc., a New Jersey corporation, adopts this 1997 Amended and Restated Chiquita Brands International, Inc. Deferred Compensation Plan to enable eligible Associates of the Company and certain of its subsidiaries and affiliates to elect deferral of payment of their compensation.

         1.2 A Participant's deferrals prior to January 1, 1997, shall be governed by the Plan that was in effect prior to January 1, 1997.

   2.    Plan Objectives

         2.1 The purpose of this Plan is to allow Participants to achieve the following objectives:

               (a)   Accumulate income for retirement; and

               (b)   Provide opportunity for financial growth.

   3.    Definitions

         When used in this Plan, the following words and phrases shall have the following meanings:

         3.1 Account means the record maintained for each Participant to which all deferrals, investment indices and distributions are credited and debited for each Plan Year.

         3.2 Administrator means the Employee Benefits Committee appointed by the Company's Board of Directors.

         3.3 Annual Bonus means the annual lump-sum Total Compensation Review Bonus Award made in addition to a Participant's Base Salary.

         3.4   Associate means an employee of the Company.

         3.5 Base Salary means base pay, excluding any bonuses, commissions and other extraordinary payments.







         3.6 Company means Chiquita Brands International, Inc. and (unless the context indicates otherwise) its subsidiaries and affiliates which have not adopted a separate deferred compensation plan.

         3.7 Compensation means Base Salary and Annual Bonus earned for services rendered during a given Plan Year.

         3.8 Disabled and Disability mean that a Participant, as a result of accident or illness, is physically, mentally or emotionally unable to perform the duties for which the Participant is employed, and in the Administrator's opinion is likely to remain so Disabled for at least one year. The Administrator shall make all determinations as to whether a Participant is Disabled and shall use such evidence, including independent medical reports and data, as the Administrator deems necessary and desirable.

         3.9 Excess 401(k) Deferral means the excess, if any, of (i) the amount a Qualified Participant elects to defer under the Savings Plan, over (ii) the limitations (as adjusted) on deferrals contained in Sections 401(a)(17) and 402(g) of the Internal Revenue Code of 1986, as amended.

         3.10 Expiration Date means, with respect to each annual deferral under Section 7.1, the earlier of (i) the last day of the year to which a Participant elects to defer Compensation pursuant to Section 8.1, or (ii) the date on which a Participant dies, becomes Disabled or terminates employment with the Company.

         3.11 Matching Contributions means, with respect to each Qualified Participant in a Plan Year, Company contributions to the Plan, in respect of the Participant's contributions under Section 7.1, equal to the difference, if any, between the following two amounts: (i) the total of the Basic Matching Contribution and Discretionary Matching Contribution (the "Contributions") such Participant would have received for such Plan Year under the Savings Plan, up to the 6% limit imposed by the Savings Plan, if such Contributions were determined without respect to cumulative annual Base Salary without applying the limitations on compensation and contributions in Sections 401(a)(17) and 402(g) of the Internal Revenue Code of 1986, as amended, and
               (ii) the actual Contributions on behalf of such Participant under the Savings Plan for that Plan Year.

         3.12 Participant means an officer or other highly compensated Associate who is selected or entitled to participate and participates in the Plan for a designated Plan Year.

         3.13 Plan means this 1997 Amended and Restated Chiquita Brands International, Inc. Deferred Compensation Plan.







         3.14  Plan Year means  the calendar year, January 1 through  December
               31.

         3.15  Savings Plan means the Chiquita Savings and Investment Plan.

         3.16 Qualified Participant means a Participant whose Base Salary exceeds the limitation on compensation in Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, who elects to defer Excess 401(k) Deferrals under this Plan, and participates in the Savings Plan for the entire year and does not change his or her percentage of compensation contributed to the Savings Plan for the entire Plan Year.

   4.    Eligibility

         4.1 Officers and other highly compensated Associates of the Company will be eligible to become Participants in the Plan either through annual invitation by the President of the Company or through an employment agreement approved by the President.

   5.    Participation

         5.1 A Participant elects to participate in the Plan by delivering to the Administrator, before the beginning of each Plan Year, a properly completed enrollment form.

         5.2 The enrollment form shall conform to the terms and conditions of the Plan.

   6.    Deferred Compensation Account

         6.1   Each  Plan  Year  a  deferred  compensation  Account  will   be
               established for each Participant.

         6.2 All Compensation deferred by the Participant (including all Excess 401(k) Deferrals), all increases in the value of the Account resulting from the application of the appropriate Interest Index, all other amounts credited to the Account pursuant to this Plan and all distributions from the Account to the Participant or the Participant's beneficiary(ies) or estate shall be reflected in the Account.

         6.3   All Accounts shall be maintained by the Administrator.







   7.    Deferral Sources and Matching Contributions

         7.1 At the time of enrollment, a Participant must elect to defer Compensation for services rendered in the next Plan Year consisting, for the purposes of this Plan, of one or more of the following three components: Base Salary, Annual Bonus and, if a Qualified Participant, Excess 401(k) Deferrals.

         7.2 Any Base Salary deferral must be at least 10% of Base Salary. Any Annual Bonus deferral must be at least 20% of each Annual Bonus or $10,000, whichever is less. The maximum Base Salary deferral must not exceed 80% of Base Salary and the maximum Annual Bonus deferral must not exceed 85% of Annual Bonus.

         7.3 Compensation and Excess 401(k) Deferrals deferred under this Plan shall be credited to the Participant's Account on the date such amounts would have otherwise been paid.

         7.4 The deferral sources and amounts elected for a given Plan Year are irrevocable.

         7.5 If a Qualified Participant in this Plan has elected to participate in the Savings Plan and has Excess 401(k) Deferrals, the Company will make Matching Contributions for that Participant in accordance with Section 3.11 provided the Participant does not change such Participant's 401(k) contribution rate during the Plan Year. All such Matching Contributions shall be credited to the Participant's Account on the earliest of the last pay day of the respective Plan Year or the Expiration Date.

   8.    Deferral Term

         8.1 At the time a Participant elects to defer Compensation, the Participant must also elect the term for which such deferral is made (the "Deferral Term"). The Deferral Term for Base Salary or Annual Bonus deferrals must be either five years or ten years or the date on which the Participant dies, becomes Disabled or terminates employment with the Company for any reason. The Deferral Term for all Excess 401(k) Deferrals and Matching Contributions shall always end upon death, Disability or termination of employment for any reason.

         8.2 The Deferral Term for deferrals of Base Salary and Annual Bonus must be the same.

         8.3   A Deferral Term, once elected, is irrevocable.







         8.4 Should a Participant die, become Disabled or the Participant's employment with the Company be terminated for any reason before the Expiration Date of a Deferral Term of five or ten years, the Participant's Account will be distributed as if the Participant had elected the death, Disability or termination of employment Deferral Term.

   9.    Interest Indices

         9.1 Amounts deferred under this Plan shall accrue interest from the date which is the midpoint of the calendar quarter in which the deferrals are credited to the Participant's Account until the Expiration Date. Such interest shall be credited to the Account quarterly, at the interest rate specified in the Interest Rate Schedule for the respective Plan Year and Deferral Term elected by the Participant.

   10.   Payment Form and Method

         10.1 All payments from the Plan shall be made only in a lump-sum in the form of cash.

         10.2 The payment shall cover all Deferral Terms, from all deferral sources, for the respective Plan Year.

   11.   Account Statement

         11.1  Account  statements   will  be  sent   periodically  (at  least
               annually) to each Participant until the Participant's Account has been completely distributed.

         11.2 The appropriate Interest Rate Schedules will be used for crediting the deferrals accrued pursuant to Section 9.

   12.   Account Distribution

         12.1  Payment will be made on the later of:

                     (i) the first pay date which first follows a 30-day processing period beginning on the Expiration Date, or

                     (ii) the first pay date which first follows a 30-day processing period beginning on the date severance payments cease to be paid to the Participant.

               Prior to the Expiration Date or the date severance payments cease, the Account will continue to accrue interest in accordance with the Participant's Deferral Term election.







         12.2 Applicable federal, state, local and foreign taxes will be deducted from the gross amount of the payment.

   13.   Hardship Distributions

         13.1 Distribution of payments from a Participant's Account prior to the dates set forth in Section 12.1 shall be made only if the Administrator, after consideration of a written application by the Participant, determines that the Participant has sustained financial hardship. For purposes of Section 13, Participant shall also include a terminated Associate receiving severance payments from the Company.

         13.2  Any  hardship   distribution  shall   be  withdrawn  from   the
               Participant's Account,   starting  with the  most current  Plan
               Year, continuing in reverse chronological order.

         13.3 Applicable federal, state, local and foreign taxes will be deducted from the gross amount of the payment.

   14.   Beneficiary Designation

         14.1  A Participant shall  have the right  to designate  one or  more
               beneficiaries  and   to  change   any  beneficiary   previously
               designated.

         14.2 A Participant shall submit his or her beneficiary designation in writing using the beneficiary designation form. The Participant shall deliver the completed form to the Administrator.

         14.3 The most recently dated and filed beneficiary designation shall cancel all prior designations.

         14.4 In the event of the Participant's death before or after the commencement of payments from the Account, the amount otherwise payable to the Participant shall be paid to the designated beneficiary(ies) or, if no beneficiary, to the estate, according to the provisions of Section 12, as applicable.

   15.   General Provisions

         15.1  Participant's Rights Unsecured.   The right  of any Participant
               to receive payments under the provisions of this Plan shall be an unsecured claim against the general assets of the Company. It is not required or intended that the amounts credited to the Participant's Account be segregated on the books of the Company or be held by the Company in trust for a Participant and a Participant shall not have any claim to or against a







               specific asset or assets of the Company. All credits to an Account are for bookkeeping purposes only.

         15.2 Non-assignability. The right to receive payments shall not be transferrable or assignable by a Participant. Any attempted assignment or alienation of payments shall be void and of no force or effect.

         15.3 Administration. The Administrator shall have the authority to adopt rules, regulations and procedures for carrying out this Plan, and shall interpret, construe and implement the provisions of the Plan according to the laws of the State of Ohio. Any such interpretation by the Administrator shall be final, binding and conclusive.

         15.4 Amendment and Termination. The Company expressly reserves the sole and exclusive right to amend, modify, or terminate this Plan at any time by action of the Board of Directors of the Company or, to the extent it has delegated such authority, by action of the Employee Benefits Committee. Any amendment, modification, or termination shall be in writing authorized by the Board of Directors or the Employee Benefits Committee, as the case may be, and signed by an officer of the Company. The Company's right of amendment, modification, or termination shall not require the assent, concurrence, or any other action by any subsidiary or affiliate of the Company even though actions by the Company may relate to persons employed by a subsidiary or affiliate. However, no amendment, modification, or termination of this Plan shall adversely affect any Participant's accrued rights arising from any election to defer Compensation made prior to such amendment, modification or termination of the Plan.

         15.5  Construction.    The singular  shall  also include  the  plural
               where appropriate.

         15.6 Employment Rights. This Plan does not constitute a contract of employment and participation in the Plan will not give any Participant the right to be retained in the employ of the Company.

         15.7  Annual Bonus Rights.   This Plan does not confer the right  for
               a Participant to receive an Annual Bonus.

         15.8 Complete Document. This document and the Participant enrollment and designation of beneficiary forms contain all the terms of this Plan and supersede any prior understandings, agreements or representations, written or oral, which may have related to the subject matter hereof in any way.